Exhibit 99.1

Press Release

Magnachip Enters into Definitive Agreement with Wise Road Capital in a Take Private Transaction Valued at $1.4 Billion

•	Magnachip shareholders to receive $29.00 in cash per share

•	Represents a 54% premium to Magnachip’s unaffected closing price of $18.83 on March 2, 2021 and a 75% premium to the 3-month volume-weighted average share price

SEOUL, South Korea, March 26, 2021 — Magnachip Semiconductor Corporation (“Magnachip” or the “Company”) (NYSE: MX), the South Korean leader in display and power solutions, today announced that it has entered into a definitive agreement (the “Agreement”) with South Dearborn Limited, a company incorporated in the Cayman Islands, and Michigan Merger Sub, Inc., a Delaware corporation, which are investment vehicles established by Wise Road Capital LTD and certain of its limited partners (“Wise Road”).

Under the terms of the Agreement, Magnachip shareholders will receive $29.00 in cash for each share of Magnachip’s common stock they currently hold, representing a premium of approximately 75% to Magnachip’s 3-month volume-weighted average share price and approximately a 54% premium to the unaffected closing stock price on March 2, 2021, the last trading day before media reports of third-party interest in acquiring Magnachip. The all-cash transaction has an equity value of approximately $1.4 billion. The transaction is fully backed by equity commitments and not contingent on any financing conditions.

Following the closing of the transaction, Magnachip’s management team and employees are expected to continue in their roles, and the Company will remain based in Cheongju, Seoul and Gumi, South Korea. The transaction is expected to be seamless for customers and employees across Magnachip’s businesses.

Magnachip’s Chief Executive Officer, YJ Kim, said: “This transaction is in the best interests of all of our stakeholders, including shareholders, customers and employees. It will provide an excellent opportunity to accelerate our MX 3.0 growth strategy. Given their deep industry expertise, Wise Road Capital is an ideal partner for Magnachip, and we look forward to working with them as we chart the next phase for our company. We remain grateful to our customers for their trust and to our fellow employees for their unwavering commitment to delivering industry-leading products to customers worldwide.”

Wise Road intends to work together with Magnachip’s management team to pursue the next step in the Company’s growth strategy and transform the Company into a true industry leader in the global display and power markets. Through its additional investment and global network, Wise Road will help Magnachip’s growth internationally. Wise Road remains absolutely committed to providing world-class products and services to the Company’s customers, while creating a stable environment for the company’s employees to grow and thrive.

The Board of Directors of Magnachip has unanimously approved the Agreement and recommends that Magnachip shareholders vote in favor of the transaction. Details of the transaction and the Agreement are included with the Company’s current report on Form 8-K, which will be filed with the United States Securities and Exchange Commission in due course.

The transaction is expected to close during the second half of 2021, subject to customary closing conditions, including the receipt of shareholder and regulatory approvals.

Advisors

J.P. Morgan Securities LLC served as exclusive financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP, Richards, Layton & Finger, PA and Kim & Chang served as legal counsel to Magnachip. BMO Capital Markets Corp. served as exclusive financial advisor and Hogan Lovells US LLP and Lee & Ko served as legal counsel to Wise Road Capital LTD.

About Magnachip Semiconductor Corporation

Magnachip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, IoT, consumer, industrial and automotive applications. The Company provides a broad range of standard products to customers worldwide. Magnachip, with more than 40 years of operating history, owns a portfolio of approximately 1,200 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

About Wise Road Capital

Wise Road Capital is a global private equity firm that invests in leading technology companies. The firm focuses on identifying opportunities in enabling technologies for global urbanization and smart & green life through close cooperation with companies across several main themes, including smart city, intelligent manufacturing and renewable energies. Wise Road Capital strives to build a healthy international ecosystem around these key themes through its investments and its international management team that has a combination of industry and investment expertise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Magnachip and Wise Road Capital LTD. In connection with the proposed transaction, Magnachip intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Magnachip will mail or otherwise provide the definitive proxy statement and a proxy card to each shareholder of Magnachip entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Magnachip may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF MAGNACHIP ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT MAGNACHIP WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Magnachip with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at Magnachip’s website at www.magnachip.com.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. Magnachip and its directors and executive officers are, and certain employees may be, deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Information regarding the names of such persons and their respective interests in the proposed transaction, by securities holdings or otherwise, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in Magnachip’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 9, 2021 and the definitive proxy statement on Schedule 14A for Magnachip’s most recent Annual Meeting of Shareholders held in June 2020, which was filed with the SEC on April 29, 2020. To the extent Magnachip’s directors and executive officers or their holdings of Magnachip securities have changed from the amounts disclosed in those filings, to Magnachip’s knowledge, such changes have been or will be reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These documents are (or, when filed, will be) available free of charge at the SEC’s website at www.sec.gov or at Magnachip’s website at www.magnachip.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created thereby. Statements that are not historical or current facts, including statements about beliefs and expectations and statements relating to the proposed transaction among the Company and Wise Road Capital LTD are forward-looking statements. These forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “will be,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe(s),” “intend,” “predict,” “potential,” “future,” “strategy,” “opportunity” and similar words or phrases or the negatives of these words or phrases. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, but not limited to: the possibility that any or all of the conditions precedent to the consummation of the proposed transaction, including, the receipt of shareholder and regulatory approvals, may not be satisfied or waived; unanticipated difficulties or expenditures relating to the proposed transaction; that the transaction may not be completed in a timely manner or at all; the occurrence of any event, change or circumstance that could give rise to the termination of the Agreement; the diversion of and attention of management of the Company on transaction-related issues; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Company’s board of directors and executive officers and others following the announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention due to the announcement and pendency of the proposed transaction; the response of customers, suppliers, business partners and regulators to the announcement of the proposed transaction; and other risks and uncertainties and the factors identified under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and updated in subsequent reports filed by the Company with the SEC. These reports are available at www.magnachip.com or www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

CONTACTS:

In the United States: So-Yeon Jeong Head of Investor Relations Tel. +1-408-712-6151 investor.relations@magnachip.com	In Korea: Mina Jeong Managing Partner, Allison Partners Tel. +82 10 6282 0677 mina.jeong@allisonpr.com

Or Dan Zacchei / Alex Kovtun Sloane & Company dzacchei@sloanepr.com / akovtun@sloanepr.com

# # #

4